CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of America First Income Strategies Fund and America First Prestige Fund, each a series of shares of beneficial interest of the Catalyst Funds, under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/

BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania

September 28, 2007